UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 19, 2011

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Change of Control Agreement

On June 30, 2011, the Board of Directors of Pro-Dex, Inc. (the “Company”) approved a standard form of change of control agreement for the Company to enter into with eligible officers of the Company as identified and approved by its Compensation Committee. On July 19, 2011, the Compensation Committee approved a change of control agreement (the “Change of Control Agreement”) for Harold A. Hurwitz, the Company’s Chief Financial Officer (the “Executive”). The Change of Control Agreement provides that if the Executive’s employment with the Company involuntarily terminates (as such term is defined in the Change of Control Agreement) within 12 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum amount equal to thirty (30) weeks base compensation of the Executive at the time of such termination and (ii) one hundred percent (100%) Company-paid health, dental and life insurance coverage as provided to the Executive immediately prior to the Executive’s termination for twelve (12) months following termination or until the Executive becomes covered under another employer’s group health, dental or life insurance plan. In addition, the Executive shall be entitled to receive bonus or compensation award payments, if any, in accordance with the terms of the Company’s Annual Incentive Plan and Long Term Incentive Plan and the Company shall pay the Executive all of the Executive’s accrued and unused vacation, if any, through the date of termination. If the Executive receives a payment under the terms of the Change of Control Agreement, he will not be eligible to receive a severance payment under the Company’s severance policy in existence at the time of such payment.

The Change of Control Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties under the Change of Control Agreement have been satisfied or (ii) three years after the effective date of the Change of Control Agreement.

This foregoing description is qualified in its entirety by reference to the Change of Control Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Change of Control Agreement entered into between Pro-Dex, Inc. and Harold A. Hurwitz, dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2011	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Change of Control Agreement entered into between Pro-Dex, Inc. and Harold A. Hurwitz, dated July 19, 2011.

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